UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2006
ENDWAVE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31635 (Commission File No.)	95-4333817 (IRS Employer Identification No.)

776 Palomar Avenue Sunnyvale, California (Address of principal executive offices)	94085 (Zip Code)
Registrant’s telephone number, including area code (408) 522-3100
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 3.5
EXHIBIT 4.5
EXHIBIT 4.6
EXHIBIT 99.1

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On April 24, 2006, Endwave Corporation (the “Endwave”) entered into a Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with Oak Investment Partners XI, Limited Partnership, a Delaware limited partnership (“Oak”). Pursuant to the Purchase Agreement, Oak purchased 300,000 shares (the “Shares”) of Endwave’s newly-designated Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”), for $150 per Share. The Shares are convertible initially into 3,000,000 shares of Endwave’s common stock, par value $0.001 per share (the “Common Stock”), for an effective purchase price of $15 per common-equivalent share and an approximate 12 percent premium to the closing price of the Common Stock on April 24, 2006.
     Endwave also issued a warrant (the “Warrant”) granting Oak the right to purchase an additional 90,000 shares of Series B Preferred at an exercise price of $150 per share, which shares are convertible initially into 900,000 shares of Common Stock, for an effective exercise price of $15 per common-equivalent share. The Warrant was sold for a purchase price of $33,750, expires three years from the date of purchase and includes a “cashless exercise” feature.
     Endwave received gross proceeds of $45,033,750 from the sale of the Shares and the Warrant and net proceeds of $43,232,400, after the payment of commissions to Needham & Co., the Company’s sole placement agent and financial advisor for the transaction. The Shares and the Warrant were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
     Pursuant to the Purchase Agreement, Oak has agreed not to sell or otherwise transfer the Shares and Warrant until the date that is 18 months from the date of the Closing, with the lock-up period expiring with respect to 25% of such securities on each of October 24, 2007, January 24, 2008, April 24, 2008 and July 24, 2008. Such lock-up restriction will expire earlier upon (i) a Price-Based Automatic Conversion (as defined below) or (ii) upon a Liquidation (as defined below). Further, Oak has agreed not to acquire any more shares of Common Stock until two years from the date of closing (except pursuant to the conversion of Series B Preferred issued upon conversion of the Shares or exercise of the Warrant).
     Endwave has agreed, subject to certain terms and conditions, (i) to file one or more registration statements with the Securities and Exchange Commission covering the resale of the Common Stock to be issued upon conversion of the Series B Preferred, (ii) to use its best efforts to cause such registration statement(s) to be declared effective prior to the expiration of Oak’s lock-up obligations and (iii) to use its best efforts to keep such registration statement(s) effective until all shares eligible for registration have been sold.
The Series B Preferred Stock
     In connection with this transaction, on April 24, 2006, Endwave filed a certificate of designation (the “Certificate of Designation”) with the Delaware Secretary of State, stating the designation and number of shares, and fixing the relative designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Series B Preferred.
     As set forth in the Certificate of Designation, the Series B Preferred has the following features:
     Voting Rights. Holders of the Series B Preferred are entitled to vote on matters presented to the holders of Common Stock as if the Series B Preferred was converted into Common Stock on the record date for the vote.
     Dividends. Holders of the Series B Preferred are entitled to participate in dividends declared with respect to the Common Stock as if the Series B Preferred was converted into Common Stock.
     Conversion Rights. Holders of the Series B Preferred may convert their shares into Common Stock at any time at the rate of 10 shares of Common Stock for each share of Series B Preferred (the “Conversion Rate”). The Conversion Rate shall be appropriately adjusted for dividends of Common Stock or Common Stock equivalents, splits or combinations of the Common Stock and reclassifications, recapitalizations and reorganizations. The Conversion Rate will not be adjusted for the sale of shares of Common Stock below any specified price. Beginning two years after the date of closing, the Series B Preferred will automatically convert into Common Stock at the Conversion Rate if the Common Stock trades above $37.50 (as appropriately adjusted for stock splits, combinations, recapitalizations and the like) per share for 30 consecutive business days (a “Price-Based Automatic Conversion”).
     Board Appointment Rights. Holders of the Series B Preferred, voting separately as a class, are entitled to elect one member of Endwave’s board of directors. Endwave has agreed to cooperate with Oak to appoint an individual designated by Oak to Endwave’s board of directors as the initial representative to be elected by the Series B Preferred. Oak has not yet named its designee.
     Liquidation. Holders of the Series B Preferred are entitled to receive upon any Liquidation (as hereinafter defined), prior to and in preference to other classes or series of Endwave’s capital stock, the amount initially invested plus all accumulated or accrued and unpaid dividends thereon. A “Liquidation” is defined as (i) any liquidation, dissolution, or winding-up of the affairs of the Company, or (ii) if approved by Endwave’s board of directors and unless, at Endwave’s request, the holders of at least a majority of the Series B Preferred then outstanding determine otherwise, (x) a merger, reorganization or consolidation, unless, as a result of such transaction the holders of Endwave’s stock immediately preceding such transaction own a majority of the voting securities of the surviving corporation, (y) the sale, transfer or lease of all or substantially all the assets of Endwave (or the assets of any of Endwave’s subsidiaries, if such assets are all or substantially all of the assets of Endwave and its subsidiaries taken together), whether pursuant to a single transaction or a series of related transactions, and (z) any transaction or series of related transactions in which the Endwave participates or to which it is a party in which fifty percent (50%) or more of the combined voting power of Endwave’s securities is acquired by any person, entity or group of related persons or entities. If, upon a Liquidation, the holders of Series B Preferred would receive a greater amount if the Series B Preferred were converted to Common Stock, then the Series B Preferred shall be automatically converted to Common Stock prior to the effectiveness of such Liquidation.
     Restrictive Covenants. So long as at least 150,000 shares of Series B Preferred are outstanding, the consent of the holders of a majority of the shares of Series B Preferred shall be required to:
•	increase the number of authorized shares of Series B Preferred or adversely change the rights, preferences or privileges of the Series B Preferred or any holder thereof;

•	create or issue any equity security that is senior to or pari passu with the Series B Preferred with respect to dividend, liquidation preference or conversion rights;

•	declare any dividend with respect to or redeem or repurchase shares of any equity security that is junior in dividend, liquidation preference, conversion, voting or payment rights to the Series B Preferred (other than repurchases of Common Stock issued to or held by employees, officers, directors or consultants of Endwave or its subsidiaries upon termination of their services pursuant to agreements providing for the right of said repurchase);

•	effect a voluntary liquidation, dissolution or winding up.
     The foregoing is merely a summary of the material terms of the Purchase Agreement, the Warrant and the Certificate of Designation and such description is qualified in its entirety by reference to such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.
     A copy of the press release containing the Company’s announcement of the financing is filed herewith as Exhibit 99.1.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
     On April 24, 2006, the Company sold the Shares and the Warrant to Oak pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The description of such transaction in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On April 24, 2006, the Company filed the Certificate of Designation with the Delaware Secretary of State establishing the designations, number of shares, preferences, voting powers and other rights and the restrictions and limitations of the Series B Preferred described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. The Certificate of Designation is filed as Exhibit 3.5 to this Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(c)	Exhibits:

Exhibit No.	Exhibit Title
3.5	Certificate of Designation of Series B Preferred Stock.

4.5	Preferred Stock and Warrant Purchase Agreement by and between Oak Investment Partners XI, Limited Partnership and the Registrant dated April 24, 2006.

4.6	Warrant issued to Oak Investment Partners XI, Limited Partnership.

99.1	Press Release dated April 25, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION

Dated: April 25, 2006	By:	/s/ Edward A Keible, Jr.

Edward A. Keible, Jr.
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
3.5	Certificate of Designation of Series B Preferred Stock.

4.5	Preferred Stock and Warrant Purchase Agreement by and between Oak Investment Partners XI, Limited Partnership and the Registrant dated April 24, 2006.

4.6	Warrant issued to Oak Investment Partners XI, Limited Partnership.

99.1	Press Release, dated April 25, 2006.